Exhibit 99.3

CERTIFICATION

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I certify that, to the best of my knowledge, the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “10-K”) of GEO Specialty Chemicals, Inc. (“GEO”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the 10-K fairly presents, in all material respects, the financial condition and results of operations of GEO as of the dates and for the periods covered by the 10-K.

GEO SPECIALTY CHEMICALS, INC.

Date: April 15, 2003	By:	/s/ WILLIAM P. ECKMAN
William P. Eckman Executive Vice President and Chief Financial Officer